Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT, dated as of November 3, 2023 (this “Amendment”), is among AUDACY RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), AUTOBAHN FUNDING COMPANY LLC (“Autobahn”), as an investor (in such capacity, the “Investor”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as agent on behalf of the Investor Parties (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and AUDACY OPERATIONS, INC., a Delaware corporation, in its individual capacity (“Audacy Operations”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Servicer, the Seller, the Investor, and the Agent have heretofore entered into that certain Receivables Purchase Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein (including in the recitals) have the meanings attributed thereto in (or by reference in) the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a) Execution of the Amendment. The Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

(b) Receipt of Retainer Fee. In consideration of this Amendment, Seller shall pay to DZ BANK for its own account a retainer fee (the “Retainer Fee”) equal to $250,000. The Retainer Fee shall accrue, is fully earned, nonrefundable, and shall be due and payable in immediately available funds on the date hereof.

(c) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

4. Certain Representations and Warranties. Each of Audacy Operations, the Servicer and the Seller represents and warrants to each other and to each Investor Party on the date hereof, as follows:

(a) Representations and Warranties. The representations and warranties made by such party in the Agreement and in any other Transaction Document to which it is a party are true and correct both before and immediately after giving effect to this Amendment, as though made on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under the Transaction Documents to which it is a party (as amended by this Amendment) and (ii) has duly authorized by all necessary action the execution and delivery of this Amendment and the performance of the Transaction Documents to which it is a party (as amended by this Amendment).

(c) Binding Obligations. This Amendment and each of the other Transaction Documents to which such Person is a party constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Conflict or Violation. The consummation of the transactions contemplated by this Amendment and the fulfillment of the terms hereof by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of such Person or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Person is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than the Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect.

(e) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

(f) Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(g) Termination Date. The Termination Date has not occurred.

5. Reference to, and Effect on the Agreement and the Transaction Documents.

(a) The Agreement (except as specifically amended herein) shall remain in full force and effect and the Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Agreement amended hereby and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Investor, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

6. Further Assurances. Each of the Servicer and the Seller hereby agrees to do, at the Seller’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Agent, or the Investor may reasonably consider necessary or desirable to give full effect to the transactions contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7. Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.

8. Costs and Expenses. The Seller agrees to pay promptly all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable Attorney Costs for the Agent and the Investor Parties with respect thereto.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.02 OF THE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

15. Performance Guaranty. The Performance Guarantor hereby consents to this Amendment and agrees that the Agreement, each as amended hereby, shall remain in full force and effect immediately after giving effect to this Amendment. Immediately after giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AUDACY OPERATIONS, INC.,
individually, and as Servicer

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY RECEIVABLES, LLC, as Seller

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY INC., as Performance Guarantor

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

S-1	Amendment 4 to RPA (DZ-Audacy)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as Agent

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ James A. Miers
Name: James A. Miers
Title: Vice President

AUTOBAHN FUNDING COMPANY LLC, as Investor

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ James A. Miers
Name: James A. Miers
Title: Vice President

S-2	Amendment 4 to RPA (DZ-Audacy)

EXHIBIT A

[Amendments to the Agreement]

(attached)

EXECUTION VERSION

EXHIBIT A to

Amendment No. ~~3~~4 to Receivables Purchase Agreement, dated as of ~~May 4~~November 3, 2023

RECEIVABLES PURCHASE AGREEMENT

Dated as of July 15, 2021

by and among

AUDACY RECEIVABLES, LLC,

as Seller,

AUTOBAHN FUNDING COMPANY LLC,

as Investor,

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as Agent,

and

AUDACY OPERATIONS, INC.,

as initial Servicer

“Audacy” means Audacy Inc., a Pennsylvania corporation.

“Audacy Capital” means Audacy Capital Corp., a Delaware corporation.

“Audacy Financial Covenant Event” shall be deemed to have occurred if any of the following events shall occur:

(a) the Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement as in effect on the Closing Date) as of the end of any fiscal quarter of Audacy shall be greater than 4.00 to 1.00; provided, however, solely with respect to the fiscal quarter ending on September 30, 2023, the failure by Audacy to maintain a Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement) less than or equal to 4.00 to 1.00 shall not constitute an Audacy Financial Covenant Event under this clause (a) until the day upon which such failure to maintain such Consolidated Net First Lien Leverage Ratio would constitute a breach of the financial covenants set forth under Section 7.09(a) of the Credit Agreement;

(b) Audacy shall fail to maintain or, on a quarterly basis, demonstrate to the Agent a Minimum Tangible Net Worth of at least $300,000,000. For the purposes of this clause, “Minimum Tangible Net Worth” shall be defined as total assets excluding radio broadcast licenses and goodwill less total liabilities excluding long-term Debt and long-term net deferred Tax liabilities. All such amounts shall be calculated in accordance with GAAP, as set forth in Audacy’s audited financial statements; or

(c) Audacy shall fail to (i) maintain a minimum liquidity of $25,000,000, or (ii) on any Reporting Date demonstrate to the Agent a minimum liquidity of $25,000,000 as of the last day of the immediately preceding calendar month. For purposes of this calculation, liquidity may include (i) cash, cash equivalent instruments, any amounts available to be drawn hereunder and (ii) (A) any amounts available to be drawn, and which the applicable lenders are committed to fund, under the Credit Agreement as in effect on the Closing Date or (B) any replacement credit facility to which any Audacy Party is a party (in each case, solely to the extent that all conditions precedent to drawing such amounts under this Agreement, the Credit Agreement or such replacement credit facility are satisfied, except for the delivery of a loan request or satisfaction of a similar administrative condition precedent), in the case of any replacement credit facility under clause (B), in an amount not to exceed the maximum amount that could be available under the Credit Agreement as in effect on the Closing Date as determined in accordance with clause (A).

“Audacy Party” means Audacy, the Transferor, the Seller, the Performance Guarantor, the Servicer and each Originator.

“Audacy Party Payments” means the October Audacy Party Payment and the November Audacy Party Payment.

“Autobahn” has the meaning set forth in the preamble to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Monthly Report” means a report, in substantially the form of Exhibit F.

“Monthly Settlement Date” means the 15th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that the initial Monthly Settlement Date shall be August 16, 2021.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Audacy Party or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Named Obligor” means any Obligor designated by the Seller and set forth on Schedule V hereto, as such Schedule shall be deemed amended by notice from the Seller to the Agent, at the Seller’s discretion.

“Net Eligible Receivables Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of Pool Receivables that are Eligible Receivables, minus (without duplication) the sum of (a) the Overconcentration Amount, plus (b) the Prepayment Reserve Amount, plus (c) the Material Supplier Contra Amount; provided, that the amount included in clauses (a) through (c) above in respect of any Pool Receivable shall not exceed such Pool Receivable’s Unpaid Balance. For avoidance of doubt, no such deductions shall be made in respect of Receivables that are not Eligible Receivables.

“Network Receivables” means Receivables originated by Audacy Networks, LLC or on Audacy’s and its Subsidiaries’ “Audacy Audio Network” (formerly known as “Entercom Audio Network”) and “Traffic, Weather and Information Network” business divisions.

“November Audacy Party Payment” means, with respect to the Credit Agreement (as in effect on the Closing Date), the interest payment due and payable on November 8, 2023, with a grace period ending on November 13, 2023 (such date, the “November Audacy Party Payment Due Date”).

“November Audacy Party Payment Due Date” has the meaning assigned to such term in the definition of “November Audacy Party Payment”.

“Obligor” means a Person obligated to make payments under a Contract with respect to a Receivable, including, (i) the related Advertiser or Ad Agency, as applicable, or (ii) any guarantor or co-obligor thereof.

“October Audacy Party Payment” means, with respect to the Credit Agreement (as in effect on the Closing Date), the interest payments due and payable on October 31, 2023, with a grace period ending on November 3, 2023 (such date, the “October Audacy Party Payment Due Date”).

“October Audacy Party Payment Due Date” has the meaning assigned to such term in the definition of “October Audacy Party Payment”.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Organizational Documents” means with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.

“Originator” means each Person that is a party to the Purchase and Sale Agreement as an “Originator” thereunder and the Transferor.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, performance, delivery, registration or enforcement of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement and the other Transaction Documents, except any such Taxes that are Other Connection Taxes imposed on or with respect to an assignment.

“Overconcentration Amount” means, at any time, the sum of the following (without duplication): (a) the aggregate Excess Obligor Concentration Amount, plus (b) the Excess Top Six Obligors Concentration Amount, plus (c) the Excess Top Thirty Obligors Concentration Amount, plus (d) the Excess Government Receivables Concentration Amount, plus (e) the Excess Unbilled Receivables Concentration Amount, plus (f) the Excess Weighted Average Term Amount.

“Participant” has the meaning set forth in Section 12.03(e).

“Participant Register” has the meaning set forth in Section 12.03(f).

“Party” means any Person who is a party to this Agreement.

“PATRIOT Act” has the meaning set forth in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan)

shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof or (v) any “Event of Default” (as defined in the Credit Agreement as in effect on the Closing Date) shall occur under the Credit Agreement; provided, however, (A) the failure by any Audacy Party, or any of their respective Subsidiaries, to make the October Audacy Party Payment (or any portion thereof) by the October Audacy Party Payment Due Date shall not constitute an Event of Default under this clause (k) until the earlier to occur of: (i) 3:00pm Eastern time on November 15, 2023, and (ii) the day upon which such failure to pay such Audacy Party Payment results in an “Event of Default” under and as defined in the Credit Agreement; and (B) the failure by any Audacy Party, or any of their respective Subsidiaries, to make the November Audacy Party Payment (or any portion thereof) by the November Audacy Party Payment Due Date shall not constitute an Event of Default under this clause (k) until the earlier to occur of: (i) 3:00pm Eastern time on November 24, 2023 and (ii) the day upon which such failure to pay such Audacy Party Payment results in an “Event of Default” under and as defined in the Credit Agreement;

(l) the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death, disability or incapacity or resignation of any Independent Director or the failure of any Independent Director due to circumstances arising after the Closing Date to satisfy the criteria for an Independent Director set forth in the Seller’s Organizational Documents) to have two Independent Directors who satisfy each requirement and qualification specified in the definition of “Independent Director” for Independent Directors, on the Seller’s board of directors or (y) to timely notify the Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors as required pursuant to Section 7.03(c) of this Agreement;

(m) either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code (or substantially similar claim or filing by a state taxing authority) with regard to any assets of any Audacy Party or (ii) the PBGC shall, file notice of a lien pursuant to Section 4068 or Section 303(k) of ERISA with regard to any of the assets of any Audacy Party;

(n) there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(o) (i) a Sale Termination Event shall occur under any Sale Agreement, (ii) Receivables cease being sold by any Originator to the Transferor pursuant to the Purchase and Sale Agreement other than as a result of a Permitted Originator Transaction or (iii) Receivables cease being sold or contributed by the Transferor to the Seller pursuant to the Sale and Contribution Agreement;

(p) the Seller shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;